UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 24, 2009

(Date of Report)

November 20, 2009

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On November 20, 2009, International Paper Company (the “Company”) and certain of its subsidiaries, as Guarantors, entered into a new three-year revolving credit facility of $1.5 billion, including an option to increase the facility size post closing to an aggregate amount of up to $1.75 billion, (the “New Facility”) with a syndicate of commercial banks (the “Banks”), including JPMorgan Chase Bank, N.A. (the “Agent”), as administrative agent. The New Facility will mature on November 20, 2012. The New Facility replaces the Company’s $1.5 billion five-year revolving credit facility, dated as of March 31, 2006, with the banks and financial institutions signatory thereto, and the Agent, as administrative agent (the “Previous Facility”).

The New Facility contains certain representations and warranties, covenants and events of default substantially similar to those contained in the Previous Facility. The fees and interest rates under the New Facility are higher than under the Previous Facility.

Certain of the Banks and the Agent, as well as certain of their respective affiliates, have performed, and may, in the future, perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting, and other financial advisory services, for which they have received, and may in the future receive, customary fees and expenses.

The foregoing description of the New Facility does not purport to be complete and is qualified in its entirety by the terms and provisions of the New Facility as set forth as Exhibit 10.1 to this report and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 20, 2009 the Previous Facility terminated in accordance with its terms, and such facility was not drawn upon at the time of its termination.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	3-Year Credit Agreement, dated as of November 20, 2009, between International Paper Company, the Subsidiary Guarantors, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY (Registrant)

By:	/s/ MAURA ABELN SMITH
Name:	Maura Abeln Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 24, 2009

Exhibit Index

Exhibit 10.1	3-Year Credit Agreement, dated as of November 20, 2009, between International Paper Company, the Subsidiary Guarantors, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative Agent.